NINTH AMENDMENT AND WAIVER TO
                           LOAN AND SECURITY AGREEMENT

     NINTH AMENDMENT AND WAIVER, dated as of March 27, 2001 (this "Amendment"), to the Loan and Security Agreement referred to below by and among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), PAR PHARMACEUTICAL, INC., a New Jersey corporation ("Borrower"), PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation ("Parent"), NUTRICEUTICAL RESOURCES, INC., a New York corporation ("NRI"), and PARCARE, LTD., a New York corporation ("ParCare"). Parent, NRI and ParCare are hereinafter referred to as "Guarantors".

                               W I T N E S S E T H

     WHEREAS, Lender, Borrower and Guarantors are parties to that certain Loan and Security Agreement, dated as of December 15, 1996 (as amended, supplemented or otherwise modified prior to the date hereof, the "Loan Agreement"); and

     WHEREAS, Lender, Borrower and Guarantors have agreed to amend the Loan Agreement, and Lender has agreed to waive the violation of the Minimum EBIT covenant contained in the Loan Agreement in the manner, and on the terms and conditions, provided for herein.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     2. Amendment to Section 5 of the Loan Agreement. As of the Amendment Effective Date (as defined below), Section 5(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) except as otherwise permitted in this Section 5 below, make any investment (including any investment in or advance to any other Person for research and development) in, or make or accrue loans or advances of money to, any Person, other than investments


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               for  research  and  development  in Persons  which are not Credit
               Parties which, together with the aggregate amount of research and development expenses of the Credit Parties, do not exceed $10,250,000 in the Fiscal Year ending on or about December 31, 2001;"

               3. Amendment to Schedule F to the Loan Agreement. As of the Amendment Effective Date, Schedule F to the Loan Agreement is hereby amended and restated in its entirety to read as set forth in Schedule F hereto.

     4. Waiver. Lender hereby waives as of the Amendment Effective Date all Events of Default under Section 8.1(b) of the Loan Agreement solely arising out of the failure of Parent and its Subsidiaries to maintain, on a consolidated basis, the minimum EBIT required by Section 4.2 of the Loan Agreement and paragraph 1 of Schedule F to the Loan Agreement for the four Fiscal Quarter period ended December 31, 2000.

     5. Representations and Warranties. To induce Lender to enter into this Amendment, each Credit Party hereby represents and warrants that:

               A. The execution, delivery and performance of this Amendment and the performance of the Loan Agreement, as amended hereby (the "Amended Loan Agreement"), by each Credit Party: (i) are within their respective corporate powers; (ii) have been duly authorized by all necessary corporate and shareholder action; and (iii) are not in contravention of any provision of their respective certificates or articles of incorporation or by-laws or other organizational documents.

               B. This Amendment has been duly executed and delivered by or on behalf of each Credit Party.

               C. Each of this Amendment and the Amended Loan Agreement constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               D. No Default (other than those waived pursuant hereto) has occurred and is continuing both before and after giving effect to this Amendment.

               E. No action, claim or proceeding is now pending or, to the knowledge of each Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges any Credit Party's right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Loan Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Loan Agreement or any other Loan Document or any action taken under this Amendment, the Amended Loan Agreement or any other Loan Document.

               F. The representations and warranties of the Credit Parties contained in the Loan Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

     6. No Other Amendment/Waivers. Except as expressly provided in Sections 2 and 3 hereof, the Loan Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. Except as expressly provided in Section 4 hereof, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

     7. Outstanding Indebtedness; Amendment of Claims. Each Credit Party hereby acknowledges and agrees that as of the date hereof the aggregate outstanding principal amount of the Revolving Credit Loan is $10,418,120.68. Each Credit Party hereby waives, releases, remises and forever discharges Lender and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which each Credit Party ever had, now has or might hereafter have against Lender which relates, directly or indirectly, to any acts or omissions of Lender or any other Indemnified Person on or prior to the date hereof.

     8. Expenses. Borrower hereby reconfirms its obligations pursuant to Section
10.2 of the Loan Agreement to pay and reimburse Lender for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

     9. Effectiveness. This Amendment shall become effective as of the date hereof (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Lender of each of the following conditions on or prior to March 29, 2001:

               A. Amendment. Lender shall have received two original copies of this Amendment duly executed and delivered by Lender and each Credit Party.

               B. Payment of Expenses. Borrower shall have paid to Lender all costs and expenses (including a non-refundable amendment and waiver fee in the amount of $20,000 (which amendment and waiver fee shall be credited to any fees to be paid by Borrower to Lender in the event the Revolving Credit Loan is extended or renewed on or before May 29,
          2001) owing in connection with this Amendment and the other Loan Documents and due to Lender (including, without limitation, reasonable legal fees and expenses).

               C.  Representations  and  Warranties.   The  representations  and
          warranties of each Credit Party contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

     10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     11. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


                            (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                    Borrower:

                                    PAR PHARMACEUTICAL, INC.

                                    By: /s/   Dennis J. O'Connor
                                       ---------------------------------
                                       Name:  Dennis J. O'Connor
                                       Title: Vice President, Chief
                                                Financial Officer

                                    Lender:

                                    GENERAL ELECTRIC CAPITAL CORPORATION

                                    By: /s/  Michael Lustbader
                                       --------------------------------
                                       Name: Michael Lustbader
                                       Its:  Duly Authorized Signatory

                                    Parent:

                                    PHARMACEUTICAL RESOURCES, INC.

                                    By: /s/   Dennis J. O'Connor
                                       ---------------------------------
                                       Name:  Dennis J. O'Connor
                                       Title: Vice President, Chief
                                                Financial Officer

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    Subsidiary Guarantors:
                                    ---------------------

                                    NUTRICEUTICAL RESOURCES, INC.

                                    By: /s/   Dennis J. O'Connor
                                       ---------------------------------
                                       Name:  Dennis J. O'Connor
                                       Title: Vice President, Chief
                                                Financial Officer

                                    PARCARE, LTD.

                                    By: /s/   Dennis J. O'Connor
                                       ---------------------------------
                                       Name:  Dennis J. O'Connor
                                       Title: Vice President, Chief
                                                Financial Officer

                                   Schedule F

                               FINANCIAL COVENANTS

1. Minimum EBIT. Parent and its Subsidiaries on a consolidated basis shall maintain for each four Fiscal Quarter period, commencing with the four Fiscal Quarter period ending on or about March 31, 2001, EBIT for such period of not less than the amount for such period set forth below:

                  Four Fiscal Quarter Period Ending
                  on or about:                         Minimum EBIT
                  -----------                          ------------

                  March 31, 2001                         $2,300,000
                  June 30, 2001                            (300,000)
                  September 30, 2001                        300,000
                  December 31, 2001                       2,400,000


2. Minimum Tangible Net Worth. Parent and its Subsidiaries on a consolidated basis shall maintain, as at the end of each Fiscal Quarter, Tangible Net Worth of not less than the amount for such period set forth below:

                  Fiscal Quarter Ending
                  on or about:                       Minimum Tangible Net Worth
                  -----------                        --------------------------

                  March 31, 2001                         $44,000,000
                  June 30, 2001                           41,700,000
                  September 30, 2001                      42,600,000
                  December 31, 2001                       45,600,000

3. Capital Expenditures. Parent and its Subsidiaries on a consolidated basis shall not make aggregate Capital Expenditures in excess of $7,500,000 for the Fiscal Year ending on or about December 31, 2001.

For purposes of this covenant in Schedule F the following terms shall have the meanings set forth below:

     "EBIT" shall mean, for any period, the Net Income (Loss) of Parent and its Subsidiaries on a consolidated basis for such period, plus interest expense, tax expense and extraordinary losses and minus extraordinary gains, in each case, of

Parent and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

     "Net Income (Loss)" shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

     "Tangible Net Worth" shall mean, with respect to any Person at any date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on a consolidated balance sheet of such Person at such date less the aggregate of all intangibles in conformity with GAAP (including Intellectual Property, goodwill, organization expenses, treasury stock, all deferred financing and unamortized debt discount expenses, and all current and non-current deferred tax benefits).